Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of May 29, 2013 (this “Amendment”), among NEW ENTERPRISE STONE & LIME CO., INC. (the “Borrower”), MANUFACTURERS AND TRADERS TRUST COMPANY as Agent (the “Agent”) and the Lenders signatories hereto.

WITNES SETH:

WHEREAS, the Borrower, the lenders from time to time parties thereto (the “Lenders”) and Manufacturers and Traders Trust Company, individually, as the Issuing Bank, a Lender, as the Swing Lender and as the Agent, are parties to the Credit Agreement, dated as of March 15, 2012 (as amended by that certain Amendment No. 1 and Waiver to Credit Agreement dated September 7, 2012, and as further amended by that certain Amendment No. 2 and Waiver to Credit Agreement, dated as of December 7, 2012, the “Existing Credit Agreement”); terms not otherwise defined herein are used as defined in the Existing Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders modify the trigger for the fixed charge test and the Lenders are willing, subject to the terms and conditions set forth herein, to modify the Credit Agreement, as more specifically set forth herein (the Existing Credit Agreement, as amended by this Amendment, and as the same may be amended, restated, modified or supplemented from time to time being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE 1. AMENDMENTS. Upon satisfaction of the conditions set forth in Article 3 below, effective as of the date hereof, the Existing Credit Agreement shall be amended in the manner set forth below.

(a)                                 Section 1.1. Section 1.1 (Definitions) of the Existing Credit Agreement is

amended in the following respects.

(i)                                              The following new definitions are added in their correct alphabetical location:

“Amendment No. 3 Effective Date: the date that Amendment No. 3 to the Credit Agreement becomes effective in accordance with its terms.”

“Financial Advisor: a person or persons affiliated with Capstone Advisory Group LLC or other consultant selected by the Borrower and acceptable to the Agent.”

“Plan: the meaning ascribed to such term in Section 8.30 (Plan and Advisor).”

“Special Committee: a committee appointed by the Board of Directors of the Borrower, which committee is comprised of Directors of the Borrower, who are neither officers nor equity holders of the Borrower.”

(ii)                                           The definition of “Testing Period” is amended and restated to read as follows:

“Testing Period: a period (a) commencing on the date that (i) the Excess Availability is less than One Dollar if such date shall occur on or before November 30, 2014 or (ii) the Excess Availability is less than the Minimum Excess Availability if such date shall occur after November 30, 2014 and (b) ending on the Testing End Date for such Testing Period.”

(iii)                                        The definition of “LIBOR” is amended to delete the last sentence thereof (“Notwithstanding the foregoing, LIBOR shall be 1.25% for any Interest Period if the rate obtained or determined using the means described above is less than 1.25% for such Interest Period”).

(b)                                 Subsection 2.1.1.   Subsection 2.1.1 (Commitment to Make RC Loans) of the Existing Credit Agreement is amended by replacing the amount “$170,000,000” with the amount “$145,000,000.” The references to “$170,000,000” in the “Background of Agreement” shall also be replaced with the amount “$145,000,000.”

(c)                                  Subsection 2.1.5      Subsection 2.1.5 (Other Commitment Reductions) is amended by adding a new paragraph at the end thereof, which shall read as follows:

“In addition to the foregoing, if the Borrower or any Restricted Subsidiary sells or otherwise disposes of ABL Priority Collateral pursuant to clauses (iv), (vi), (vii) or (viii) of Section 8.7.2(b) or receives proceeds in connection with a condemnation or insurance proceeds in connection with a casualty loss of ABL Priority Collateral or if the Borrower or any Restricted Subsidiary sells or otherwise disposes of Excluded Assets pursuant to clauses (iv), (vi), (vii) or (viii) of Section 8.7.2(b) or receives proceeds in connection with a condemnation or insurance proceeds in connection with a casualty loss of any Excluded Assets, then until the aggregate amount of such proceeds equals $15,000,000, in addition to making a prepayment of the Loans in accordance with Section 2.6 (Mandatory Prepayment), the RC Commitment shall be automatically so reduced by the amount of such prepayment on the date of such prepayment.”

(d)                                 Subsection 2.6.2. The first sentence of Subsection 2.6.2 (Asset Sales) of the Credit Agreement is amended and restated to read as follows:

“Asset Sales, Etc. At any time that a Loan Party sells or disposes of any ABL Priority Collateral (other than sales of Inventory in the ordinary course of business) and at any time that a Loan Party sells or disposes of Excluded Assets, it shall use the net cash proceeds to repay the outstanding Loans (to the extent thereof).”

(e)                                  Subsection 2.11.2. Clause (a) of Subsection 2.11.2 (Applicable Margin) is amended and restated in its entirety to read as follows:

“when used with respect to RC Loans, 5.0% for LIBOR Loans and 3.0% for Base Rate Loans; and”

(f)                                    Section 7.1. The first sentence of Section 7.1 (Fixed Charge Coverage Ratio) of the Existing Credit Agreement is hereby amended and restated to read as follows:

“If the Excess Availability shall be less than the Minimum Excess Availability at any time after November 30, 2014 or shall be less than One Dollar at any time on or before November 30, 2014, then thereafter, during the applicable Testing Period, the following covenant shall be tested using the financial statements most recently delivered pursuant to Subsection 6.1.1 (Delivery of Monthly Financial Statements), Subsection 6.1.2 (Delivery of Quarterly Financial Statements) or Subsection 6.1.3 (Delivery of Annual Financial Statements), as applicable.

(g)                                 Section 8.30. A new Section 8.30 (Advisor and Plan) is added to the Existing Credit Agreement immediately following Section 8.29 (Post Closing Covenants), which new Section shall read as follows:

“8.30 Advisor and Plan.

(a) Within five (5) Business Days after the Amendment No. 3 Effective Date, the Borrower shall have appointed, and thereafter retain, a Financial Advisor (a) pursuant to an agreement satisfactory to the Agent (the “Engagement Letter”) and (b) approved by the Special Committee. Among other things, the Engagement Letter shall task the Financial Advisor with developing and implementing a comprehensive business, and financial plan (the “Plan”). The Special Committee shall oversee the implementation of the Plan. The Plan:

(i) shall be submitted by the Financial Advisor to the Special Committee no later than July 10, 2013;

(ii) shall be approved by the Special Committee and submitted by the Special Committee to the full Board of Directors of the Borrower no later than July 25, 2013;

(iii) shall be deemed approved by the full Board if not rejected by a supermajority of the Board of Directors of the Borrower (consisting of at least 7 out of 9 members) no later than August 7; and

(iv) shall be disclosed to the Lenders no later than the date delivered to the full Board and shall be reasonably acceptable as to scope, timing and process to the Requisite Lenders in final form approved by the full Board.

(b)         The Borrower shall, and shall cause its Subsidiaries to, cooperate with the Financial Advisor in carrying out its duties and responsibilities under the Engagement Letter and in connection with the Plan and shall cause the Plan to be implemented.

(c)          The Borrower shall cause the Financial Advisor to report to the Lenders monthly or at such other intervals as the Agent may reasonably request.

(h)                                 Subsection 9.1.7. Subsection 9.1.7 (Certain Defaults) is amended by adding the following phrase at the end thereof immediately before “; or”: “ and Section 8.30 (Advisor and Plan).”

ARTICLE 2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders, the Issuing Bank, the Swing Lender and the Agent to agree to amend the Existing Credit Agreement in the manner set forth herein, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

(a)                                 As of the date hereof, both before and after giving effect to the amendments herein, no Default or Event of Default has occurred and is continuing;

(b)                                 Each of the representations and warranties of the Borrower and the other Loan Parties made herein and in the other Loan Documents is true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof unless relating solely to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date (or in all material respects as of such earlier date if any such representation or warranty is not by its terms qualified as to materiality);

(c)                                  No consent or approval of any third party, including, without limitation, any governmental agency or authority, is necessary with respect to any Loan Party in connection with the execution, delivery and/or performance of this Amendment and/or the enforceability hereof. Upon execution by the parties set forth on the signature lines below, this Amendment will constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms hereof; and

(d)                                 None of the Borrower or any Loan Party has any existing claims or causes of action against the Agent, the Issuing Bank or any of the Lenders in connection with the Loan Documents or the Secured Obligations.

ARTICLE 3. EFFECTIVENESS. The amendments to the Existing Credit Agreement set forth herein shall become effective, as of the date hereof, immediately upon the last to occur of the following:

(a)                                 The Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Loan Parties and the Majority Lenders.

(b)                                 The Agent shall have received payment by the Borrower of all invoiced out-of-pocket fees, costs, expenses (including but not limited to reasonable attorney fees) and other amounts required to be paid by Borrower in connection with the execution and delivery of this Amendment or otherwise under the Loan Documents.

(c)                                  The Agent shall have received such other information as it shall reasonably request before clauses (a), (b) and (c), inclusive, above have been satisfied.

ARTICLE 4. MISCELLANEOUS.

4.1                               Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied, facsimile or pdf signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

4.2                               Ratification. Except as set forth in Article 1, no amendment or modification is intended hereby. The Existing Credit Agreement, as amended and modified by this Amendment, and the other agreements, documents and instruments delivered in connection with the Existing Credit Agreement (and/or in connection with this Amendment) are, and shall continue to be, in full force and effect, and each of the parties hereto hereby confirms, approves and ratifies in all respects the Existing Credit Agreement, as amended by this Amendment, and each of the other agreements, documents and instruments delivered in connection with the Existing Credit Agreement (and/or in connection with this Amendment). Without limiting the generality of the foregoing, the undersigned hereby confirm that, as of the date hereof, the pledges and the security interest granted pursuant to such agreements continue to secure all of the obligations under and in respect of (i) the Existing Credit Agreement as amended hereby and (ii) the related agreements, documents and instruments and acknowledges that it has no defenses or set offs to the amounts due under the Loan Documents.

4.3                               Payment of Expenses. Without limiting other payment obligations of the Borrower set forth in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment and any other documents, agreements and/or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of Agent’s counsel, Drinker Biddle & Reath LLP. In addition the Borrower shall pay such amendment fees as have been separately agreed to.

4.4                               Governing Law. This Amendment shall be construed in accordance with, and governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles of such state.

4.5                               References. From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof’, “hereunder” or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, certificates and other documents relating to the Credit Agreement, shall be deemed to mean the Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective, duly authorized officers as of the date first above written.

NEW ENTERPRISE STONE & LIME CO., INC.

	By,	/S/ Paul I. Detwiler, III
Name: Paul I. Detwiler, III
Title: President, Chief Executive Officer and Secretary

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Agent, the Issuing Bank, the Swing Lender and a Lender

By	/S/ Robert Bilger

Name: Robert Bilger
Title: Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]